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                                 OHM CORPORATION

                   RETIREMENT AND INCENTIVE COMPENSATION PLAN


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                                 OHM CORPORATION
                   RETIREMENT AND INCENTIVE COMPENSATION PLAN
                  (Amended and Restated as of August 15, 1996)

PURPOSE AND EFFECTIVE DATE

         The OHM Corporation (the "Company") Retirement and Incentive Compensation Plan (the "Plan"), is intended to be a nonqualified deferred compensation plan exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended. This Plan is an amendment and restatement of the Company's Executive Retirement Plan adopted effective as of January 1, 1996. The purpose of the Plan is to provide a mechanism to allow officers and other key employees of the Company to defer compensation and thereby accumulate funds for retirement, and to retain such individuals, make their compensation competitive with other opportunities, and cause them to strive to increase the Company's cumulative returns to its shareholders.

                                    ARTICLE I
                                  PARTICIPATION

1.1      ELIGIBILITY

         Participation in the Plan is limited to the Company's officers designated as Participants by the Company's Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee) and other key employees who are not officers of the Company as may be designated from time to time by the Compensation Committee under the Plan. In designating an officer or other key employee as a Participant in the Plan, the Compensation Committee may limit an individual's participation in the Plan to either the Retirement Deferral Account or the OHM Common Stock Deferral Account (as such terms are defined Section 2.3 hereof).

1.2      CONDITIONS OF PARTICIPATION

         An eligible employee may participate in the Plan after the employee has completed and returned to the Administrative Committee a "Deferral Election Form" (as described in Section 2.1), and any other information or documents that the Administrative Committee deems necessary to administer the Plan.

                                   ARTICLE II
                            DEFERRAL OF COMPENSATION

2.1      DEFERRAL AMOUNTS; DEFERRAL LIMITATIONS

         As a condition of participation, each Participant must complete and return to the Administrative Committee a Deferral Election Form in which the Participant specifies the portion of the Participant's Compensation (as defined below) that is to be deferred under the Plan during the following calendar year (the "Plan Year"). A Participant may defer in any Plan Year up to
50% of the Participant's Compensation, provided that a Participant shall not defer more than 30% of the Participant's Compensation in any Plan Year to the Participant's "Retirement Deferral Account" (as described in Section 2.3). The Deferral Election Form shall be delivered to the Administrative Committee prior to the beginning of each Plan Year. If an officer or key employee first becomes eligible to participate during the


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Plan Year, the Participant may file a Deferral Election Form within thirty (30)
days of becoming eligible to participate in the Plan. Amounts deferred under the Plan will be credited to the Participant's designated Deferral Account (as described in Section 2.3) no later than the first day of the calendar month following the calendar month during which the amount deferred otherwise would have been paid to the Participant. The term "Compensation" means base salary and annual or other cash compensation earned by a Participant within a Plan Year, excluding contributions to or amounts paid to the Participant pursuant to this Plan or any other employee benefit plan or stock option or restricted stock plan, except deferred Compensation or any other contributions made by the Company on behalf of the Participant pursuant to the Plan.

2.2      MATCHING CONTRIBUTIONS; VESTING

         The Participant's designated Deferral Account shall be credited with Company "Matching Contributions" each month in an amount equal to (i) fifty percent (50%) of the amount of the Participant's Compensation which is deferred by the Participant and credited to the Participant's Retirement Deferral Account; and (ii) one hundred percent (100%) of the amount of the Participant's Compensation which is deferred by the Participant and credited to the Participant's "OHM Common Stock Deferral Account". The Compensation Committee may reduce or eliminate the amount of Company Matching Contributions under the Plan for any Plan Year, provided that any such reduction is made prior to the beginning of such Plan Year.

         Participants shall be vested in Matching Contributions (i) one year after the amounts are credited to the Participant's Retirement Deferral Account; or (ii) two years after the amounts are credited to the Participant's OHM Common Stock Deferral Account; provided that a Participant shall be fully vested in Matching Contributions and any Interest (as defined in Section 2.4) or Dividends (as defined in Section 2.4) thereon upon attaining Early or Normal Retirement (as defined in Section 3.2), upon the Participant's death or Disability (as defined in Section 3.2) or in the event of a Change in Control (as defined in
Section 5.6). If the Participant terminates employment prior to the vesting of any Matching Contributions, such non-vested amounts and any Interest or Dividends with respect to the Matching Contributions shall be forfeited.

2.3      DEFERRAL ACCOUNTS

         The Company will establish a "Retirement Deferral Account" and an "OHM Common Stock Deferral Account" for each Participant (sometimes individually referred to as a "Deferral Account" and collectively as "Deferral Accounts"). Each Participant's Deferral Accounts will be credited with:

         (a)      Compensation that the Participant elects to defer under
                  Section 2.1;

         (b)      Company Matching Contributions credited under Section 2.2;

         (c)      "Interest" calculated and credited under Section 2.4(a); and

         (d)      "Dividends" calculated and credited under Section 2.4(b).


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         Each Participant's Deferral Accounts will be debited by:

         (a)      Amounts distributed under Article III.

         The Participant shall designate, prior to the beginning of each Plan Year, the amounts and percentages to be contributed to the Participant's Retirement Deferral Account and OHM Common Stock Deferral Account. A Participant's Deferral Accounts may be segregated into one or more sub-accounts as may be deemed necessary by the Administrative Committee to administer the Plan.

2.4      DEEMED INVESTMENT

         (a) RETIREMENT DEFERRAL ACCOUNT. As of the first day of each calendar month, a Participant's Retirement Deferral Account shall be credited with "Interest" at the rate equal to the prime rate (as published by The Wall Street Journal-Midwest Edition on the first business day of the month), and such Interest shall be compounded monthly on the balance credited to the Participant's Retirement Deferral Account as of the first business day of that month. As of the first day of each Plan Year, the balance of each Participant's Retirement Deferral Account as of such date will be credited with additional "Interest" in the amount by which the percent of net increase in the Standard and Poor's 500 Index (calculated from the first business day of the Plan Year to the last business day of the Plan Year (or the business day preceding the date of distribution in the event of a distribution prior to the end of a Plan Year), as published by The Wall Street Journal-Midwest Edition as of such dates) exceeds the Interest credited during the Plan Year to the Participant's Retirement Deferral Account in accordance with the preceding sentence.

         (b) OHM COMMON STOCK DEFERRAL ACCOUNT. As of the first day of each calendar month, each Participant's OHM Common Stock Deferral Account shall be credited in Units (as defined below) on the basis of the average of the Market Value (as defined below) of the Company's Common Stock (as defined below) during the preceding calendar month. Each Participant's OHM Common Stock Deferral Account shall be credited after the end of each calendar quarter with additional Units equal in value to the amount of dividends or other distributions ("Dividends") paid by the Company during such calendar quarter on the Common Stock equivalent to the average daily balance of Units in such OHM Common Stock Deferral Account during such calendar quarter. The Units allocated from time to time to the Participant's OHM Common Stock Deferral Account shall reflect any subsequent appreciation or depreciation in the Company's Common Stock based upon the average of the Market Value of the Common Stock during the preceding month.

         The term "Market Value" means the closing price of the Common Stock on the New York Stock Exchange on the specified date (or, if Common Stock was not traded on such date, on the next preceding date on which it was traded) as reported in The Wall Street Journal -Midwest Edition. The term "Common Stock" means the Company's common stock, par value $.10 per share, or such other security as may at the applicable time be represented by the Units. The term "Units" means an accounting unit equal in value to one share of Common Stock.

2.5 TRANSFER OF DEFERRAL ACCOUNT. Upon a Participant becoming vested in the Company's Matching Contribution made with respect to the Participant's Retirement Deferral Account, during the Plan Year (but not more than once each calendar quarter), a Participant may transfer all or any portion of the balance of the Participant's Retirement
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Deferral Account to the Participant's OHM Common Stock Deferral Account. Upon a
Participant becoming vested in the Company's Matching Contribution made with respect to the Participant's OHM Common Stock Deferral Account, during the Plan Year (but not more than once each calendar quarter), a Participant may transfer all or any portion of the balance of the Participant's OHM Common Stock Deferral Account representing the amount of the Participant's deferred Compensation (but excluding the Company Matching Contribution and dividends and distributions thereon) to the Participant's Retirement Deferral Account.

                                   ARTICLE III
                                  DISTRIBUTIONS

3.1      FORMS OF DISTRIBUTION

         Subject to other provisions of this Article and Section 5.6, all distributions will be made in cash by the Company at the time and in the manner elected by the Participant, subject to such uniform procedures and rules as established by the Administrative Committee from time to time. All payments from a Participant's Deferral Accounts shall reduce allocation to the Participant's Retirement Deferral Account and OHM Common Stock Deferral Account equally, unless otherwise specified by the Participant in accordance with procedures established by the Administrative Committee.

3.2      METHODS OF DISTRIBUTION

         Plan benefits will be paid in a lump sum of the entire amount then credited to the Participant's Deferral Accounts, unless the Participant's termination is a result of retirement on or after the date the Participant attains the age of 65 ("Normal Retirement") or upon the Participant reaching age 55 with ten years or more of service ("Early Retirement") with the Company or its Subsidiaries (as defined below), or in the event the Participant dies or becomes "Disabled" (as defined below). Any amount distributed from a Participant's Deferral Accounts in a lump sum shall be credited with Interest or Dividends through the last day of the month preceding the month in which the distribution is made. In the case of Early or Normal Retirement, death or Disability, one or both of the Participant's Deferral Accounts will be paid in a lump sum, or in substantially equal annual payments over a period not greater than 15 years beginning on the one year anniversary of the Participant's retirement, as elected by the Participant. If benefits under the Retirement Deferral Account are to be paid annually, Interest will continue to be credited on the unpaid balance of the Participant's Retirement Deferral Account at the rate specified in Section 2.4, or at such lesser rate as may be specified by the Compensation Committee in its sole discretion at any time prior to the Participant's retirement. A distribution of Participant's OHM Common Stock Deferral Account shall be based upon the average Market Value of the Company's Common Stock during the month preceding the date of distribution and, if benefits are to be paid annually from the OHM Common Stock Deferral Account, Dividends will be credited on the unpaid balance of Participant's OHM Common Stock Deferral Account.

         A Participant shall be deemed to be "Disabled" or subject to a "Disability" if he or she is unable to perform the normal duties of his or her employment by reason of a medically determinable physical or mental impairment which in the opinion of a physician acceptable to the Administrative Committee can be expected to result in death or to be of a long-continual or indefinite duration.



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         The term "Subsidiary" means any corporation in which at the time the
Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of shares owned by such corporation.

3.3      TIME OF DISTRIBUTION

         Plan benefits will be paid one year after the Participant's termination of employment with the Company or any Subsidiary thereof, unless the Participant is terminating employment as a result of Early, Normal Retirement, death or Disability, or as otherwise approved by the Compensation Committee in its sole discretion.

         The Participant's election of the form of payment shall be made by written notice filed with the Committee at least one year prior to the Participant's termination of employment with, or retirement from, the Company and any Subsidiary thereof. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrative Committee; provided that any election made less than one year prior to the Participant's termination of employment or retirement shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election.

         Notwithstanding any other provision of this Article III, in the event of a Participant's Early or Normal Retirement, death or Disability, a Participant may elect to receive a distribution of part or all of his or her Deferral Accounts in one or more distributions if the amount in such Deferral Accounts subject to such distribution is reduced by ten percent. Any distribution made pursuant to such an election shall be made within sixty days from the date such election is submitted to the Administrative Committee. The portion of the electing Participant's Deferral Accounts subject to such reduction shall be forfeited.

3.4      DISTRIBUTIONS TO BENEFICIARIES

         If a Participant's Deferral Accounts have not been fully distributed at the time of the Participant's death, the unpaid balance will be paid to the Participant's Beneficiary (as defined below) at the time the amount would have been paid to the Participant. However, the Compensation Committee, in its sole discretion, may direct such benefits be paid at an earlier date. The term "Beneficiary" means the person(s) named by the Participant to receive any Plan benefits that are unpaid at the Participant's death. Unless changed, the Participant's Beneficiary will be the person named on the first Deferral Election Form that the Participant files. However, a Participant may change the Beneficiary designation at any time by completing and delivering to the Administrative Committee a subsequent Beneficiary designation form. If the Participant dies without naming a Beneficiary or if there is no Beneficiary that survives the Participant, any unpaid Plan benefits will be paid to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's surviving children in equal shares or, if there are no surviving children, to the Participant's estate.

3.5      WITHHOLDING; PAYROLL TAXES

         Each benefit payment will be reduced by any amount required under applicable law to be withheld in advance payment of the recipient's income or other taxes. If the Company is required to withhold any




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current taxes on Compensation when it is deferred under the Plan, the deduction will be taken against compensation paid by the Company to the Participant that is not deferred under this Plan. The determination by the Company of the amount to be withheld is binding on the Participant and the Beneficiary.

3.6      NONCOMPETITION

         Notwithstanding any other provision of this Plan, if, within one year after terminating employment with the Company, a Participant is engaged in any Competitive Activity (as defined below) without the prior consent of the Company, all Matching Contributions, Interest and Dividends credited thereon will be forfeited. For purposes of the Plan, the term "Competitive Activity" means the Participant's employment or the Participant's engagement, directly or indirectly, whether as an officer, employee, agent, consultant, partner, financier, or otherwise, in any business activity in competition with any business activity of the Company or its affiliates or subsidiaries in any geographic area in which the Participant provided or attempted to provide any products or services for the Company. "Competitive Activity" shall not include the mere ownership of not more than 2% of the securities in any such publicly-traded enterprise. If requested by the Participant, the Compensation Committee shall inform the Participant in advance whether any prospective employment or engagement shall constitute "Competitive Activity."

3.7      MISCONDUCT

         Notwithstanding any other provision of this Plan, the Compensation Committee may direct that a Participant forfeit the balance of all Matching Contributions, Interest and Dividends and direct that a Participant's Deferral Accounts not be credited with Matching Contributions, Interest or Dividends after the Compensation Committee concludes that any Participant has engaged in or is engaging in (i) any intentional or willful conduct that is detrimental to the Company's best interests, (ii) any conduct involving dishonesty or moral turpitude that is detrimental to or causes any financial loss to the Company,
(iii) the malicious destruction of any Company property, (iv) is convicted of a felony committed during and arising out of the Participant's employment with the Company.

                                   ARTICLE IV
                                 ADMINISTRATION

4.1      APPOINTMENT OF ADMINISTRATIVE COMMITTEE

         The Administrative Committee to administer the Plan shall consist of the Company's Chief Operating Officer, Chief Administrative Officer and General Counsel. The members of the Administrative Committee shall serve at the Compensation Committee's pleasure and may be removed or may resign at any time. Successor members of the Administrative Committee shall be appointed by the Compensation Committee and shall have all of the rights, powers, privileges and immunities given to the original members. Except as required by law, the members of the Administrative Committee will not be required to give any bond or other security for the faithful performance of their duties.

4.2      COMMITTEE PROCEDURES



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         The Compensation Committee will be principally responsible for establishing Plan policy and resolving inconsistencies in the Plan or its administration and establishing rules and procedures not included in this document. The Compensation Committee may delegate to the Administrative Committee the power to establish any rules and procedures consistent with the provisions of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company. The Administrative Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Compensation Committee or Administrative Committee. The Administrative Committee will be principally responsible for implementing the Compensation Committee's decisions. All determinations made under this Plan by the Compensation Committee and the Administrative Committee may be made in their sole and absolute discretion. Any disputed matter arising under this Plan will be resolved by the Compensation Committee. All Compensation Committee decisions will be final and binding on all persons. The Compensation Committee may act at a meeting or by written resolution signed by a majority of Compensation Committee members.

4.3      CLAIMS PROCEDURE

         (a) If a Participant or other person believes that he is entitled to benefits under the Plan, the Participant may file a claim for benefits in writing with the Administrative Committee. If a claim for benefits is wholly or partially denied, the Administrative Committee shall give the claimant written notice of the denial within a reasonable period of time after receipt of the claim by the Administrative Committee. Such notice shall set forth:

                  (i)      the specific reason or reasons for the denial,

                  (ii) specific reference to pertinent provisions of the Plan on which the denial is based,

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                  (iv)     an explanation of the claim review procedure.

         (b) A claimant whose claim is denied, or his duly authorized representative, may request a review upon written application to the Compensation Committee within 60 days after receiving notice of the denial. In connection with such request, the claimant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such a request is made, the Compensation Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the application, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

4.4      LEGAL COMPETENCY



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         Any Plan benefits payable to any person who is legally incompetent to receive them will be paid to the guardian of the incompetent person or to the person having custody of the disabled person without any further liability by the Company, the Compensation Committee or the Administrative Committee.


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4.5      EXEMPTION FROM LIABILITY/INDEMNIFICATION

         In addition to any other rights to which they may be entitled under the Plan, the Company will indemnify each member of the Compensation Committee, the Administrative Committee, and any other Company officer, employee or director against any loss, damage, expense or liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of serving on the Compensation Committee, acting as a member of the Administrative Committee or acting pursuant to their direction, to the fullest extent permitted by law.

4.6      NONALIENATION OF BENEFITS

         Except as otherwise provided by law, no benefit, payment or distribution under this Plan is subject either to the claim of any creditor of a Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of the Participant or Beneficiary and no Participant or Beneficiary may alienate, commute, anticipate or assign (either at law or in equity) all or any portion of any benefit, payment or distribution under this Plan. The Plan will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefit under this Plan. If any Plan benefits or assets are garnished or attached by order of any court, the Administrative Committee may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper person to receive Plan benefits. Any benefits that become payable during the pendency of that action will be paid into the court as they become payable to be distributed by the court as it deems proper.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.1      APPLICATION OF RULE 16B-3

         Transactions under the Plan are intended to be governed by Rule 16b-3 as promulgated on May 31, 1996 under the Securities Exchange Act of 1934.

5.2      EMPLOYMENT AND OTHER RIGHTS

         Nothing in this Plan requires that the Company to employ any Participant or requires any Participant to remain employed with the Company. Nor does the Plan create any rights or obligations other than those specifically set forth in the Plan. The benefits payable under this Plan are independent of, and in addition to, any other employment agreement that may exist from time to time concerning any other compensation or benefits payable by the Company.


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5.3      RIGHT TO BENEFITS

         The sole interest of each Participant and each Beneficiary is limited to receiving the amounts credited to the Participant's Deferral Accounts when these amounts become due and payable under the terms of the Plan and the Participant's election. Neither the Participant nor a Beneficiary has any right, title or interest (legal or equitable) in or to any property or assets of the Company. Although a Participant's Deferral Accounts may be deemed invested in Common Stock, the Company will not issue any shares or make any investment on behalf of a Participant. All Plan benefits will be paid directly by the Company from its general assets and reflected on the Company's books as a general unsecured and unfunded obligation, provided that the Company may elect from time to time in its sole discretion to fund all or any portion of the Participants' Deferral Accounts by establishing and funding a trust and appointing a trustee to administer the assets in the trust.

5.4      OFFSET TO BENEFITS

         Regardless of any Plan provision to the contrary, the Company may, if the Compensation Committee in its sole and absolute discretion agrees, offset any amounts to be paid to a Participant or a Beneficiary under the Plan against any amounts that the Participant owes to the Company.

5.5      AMENDMENT AND TERMINATION

         Although the Company intends to continue this Plan indefinitely, the Board may amend, suspend or terminate the Plan at any time (including the amount and manner in which Matching Contributions and the rate or calculation of Interest are credited to any Participant's Deferral Accounts). However, no Plan amendment, suspension or termination may adversely affect amounts deferred by the Participant to the Plan (other than the amount of Matching Contributions and the rate or calculation of Interest to be credited after the effective date of such action). If it is determined at any time for any reason by any agency of the United States government or by any court of competent jurisdiction that the Plan does not qualify for the exclusions under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan will be deemed to have terminated as of the date of the determination unless otherwise provided by the Compensation Committee.

5.6      CHANGE IN CONTROL OF THE COMPANY

         In the event of a Change in Control of the Company (as defined below),
(i) all Matching Contributions, Interest and Dividends thereon shall immediately and fully vest, (ii) the Compensation Committee shall cause the Deferral Accounts payable to Participants to be calculated and paid to Participants as promptly as practicable following the Compensation Committee's determinations, notwithstanding any Plan provisions to the contrary. Payment of the Participant's benefit shall be made by the Company in the event of a Change in Control, or if the Company is not the survivor of such Change in Control, the person acquiring the Company. The amount payable by the Company or the acquiror shall be reduced by any taxes required to be withheld.

         With respect to the Participant's OHM Common Stock Deferral Account, each Unit representing one share of Company common stock shall be valued at the "fair market value per share". The "fair






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market value per share" shall be determined by the Compensation Committee, as it existed immediately prior to such Change in Control. The "fair market value per share" shall mean, (i) except in the case of a merger, consolidation or reorganization with an acquiror in which the Company is not the survivor (a "Termination Merger"), the average of the highest sales price per share of the Company's common stock on the New York Stock Exchange Composite Tape (as report in The Wall Street Journal - Midwest Edition) (or if the Company's common stock is not then traded on the New York Stock Exchange, as reported on the principal market where such common stock is actively traded) on each of the five trading days immediately preceding the date of the Change of Control, and (ii) in the case of a Termination Merger, the higher of (A) the fair market value of the consideration receivable per share by holders of Common Stock of the Company in such Termination Merger, which fair market value as to any securities included in such consideration shall be the average of the highest sales price per unit of such security on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal - Midwest Edition) (or if such security is not traded on the New York Stock Exchange, reported on the principal market where such security is actively traded) on each of the five trading days immediately preceding the date of the Termination Merger and as to any such security not actively traded in any market and as to all other property included in such consideration, shall be the amount determined by the Committee in its discretion or (B) the amount determined pursuant to clause (i) of this Section. The term "Change in Control" has the same meaning as ascribed to such term under the Company's Incentive Stock Plan (or any successor plan).

5.7      INTERPRETATION

         The Compensation Committee will interpret the Plan, and the Administrative Committee will administer the Plan, according to the laws of the State of Ohio and, when applicable, the laws of the United States in a manner that ensures that this Plan will be treated as a nonqualified, unfunded plan of deferred compensation within the meaning of the Employee Retirement Income Security Act of 1974, as amended. The Compensation Committee and the Administrative Committee may adopt any additional rules or interpretative guidelines not specifically mentioned in this Plan if they are needed to administer the Plan and are not inconsistent with its purpose.

5.8      SEVERABILITY

         Any determination by a court of competent jurisdiction that any part of this Plan is illegal or ineffective will not affect any other provision of the Plan not specifically included in the court's decision.


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5.9      HEADINGS

         Section headings are for convenience only and do not create any additional rights, privileges or duties.

5.10     GENDER AND NUMBER

         Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include feminine, and singular the plural.

         The foregoing is the true and complete text of the OHM Corporation Retirement and Incentive Compensation Plan as adopted by the Compensation and Stock Option Committee of the Board of Directors of OHM Corporation as of August 15, 1996.

                                                 /s/ John J. Ray III
                                                 -------------------------------
                                                 John J. Ray III
                                                 Vice President, General Counsel
                                                 and Secretary